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NGE Resources, Inc.                                                                                                    EXHIBIT G-2
Unaudited Pro Forma Consolidated Statements of Income
Twelve Months Ended June 30, 1997
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(Thousands, except per share amounts)                             Pro Forma              Pro Forma Financial Statements
                                                  NGE HoldCo     Adjustments
                                                 Consolidated    NGE HoldCo                                            NGE Hold Co
                                                   Per Books      Corporate       NYSEG         GenSub      Other(F)   Consolidated
Operating Revenues
 Wholesale electric(A)                                                            $1,119       $322,659    ($143,199)     $180,579
 Retail and other electric                                                     1,535,850                                 1,535,850
  Electric                                                                     1,536,969        322,659     (143,199)    1,716,429
 Natural gas                                                                     332,887                                   332,887
     Total Operating Revenues                                                  1,869,856        322,659     (143,199)    2,049,316

Operating Expenses
 Fuel used in electric generation                                                 10,877        217,634                    228,511
 Electricity purchased(B)                                                        514,722                    (143,199)      371,523
 Natural gas purchased                                                           166,602                                   166,602
 Other operating expenses(C)                                                     264,567         77,882                    342,449
 Maintenance(C)                                                                   81,454         27,183                    108,637
 Depreciation and amortization                                                   127,712         63,862                    191,574
 Other taxes                                                                     175,180         28,304                    203,484
     Total Operating Expenses                                                  1,341,114        414,865     (143,199)    1,612,780

Operating Income                                                                 528,742        (92,206)                   436,536

Interest Charges, Net(D)                                                          91,902         29,022                    120,924
Other Income and Deductions(E)                                                     9,488          5,292       25,359        40,139
Equity in Earnings of Subsidiaries                                ($166,935)                                 166,935
Preferred Dividend Requirements of Subsidiary                         9,478                                   (9,478)

Income Before Federal Income Taxes                                  157,457      427,352       (126,520)    (182,816)      275,473

Federal Income Taxes                                                             166,575        (49,852)      (8,185)      108,538

Net Income (Loss)                                                   157,457      260,777        (76,668)    (174,631)      166,935

Preferred Stock Dividends                                                          9,478                                     9,478
Earnings (Loss) Available for Common Stock             -           $157,457     $251,299       ($76,668)   ($174,631)     $157,457

Earnings Per Share                                                                                                           $2.26
Dividends Declared per Common Share                                                                                          $1.40
Average Shares Outstanding                                                                                                  69,792
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NGE Resources, Inc.                                                                                                    EXHIBIT G-2
Unaudited Pro Forma Consolidated Balance Sheets
June 30, 1997
(Thousands)                                                       Pro Forma              Pro Forma Financial Statements
                                                  NGE HoldCo     Adjustments
                                                 Consolidated    NGE HoldCo                                            NGE HoldCo
                                                   Per Books      Corporate       NYSEG         GenSub      Other(B)   Consolidated
Assets
Current Assets
 Cash and cash equivalents                                                        $7,312         $3,736       $2,374       $13,422
 Special deposits                                                                  1,786            908                      2,694
 Accounts receivable, net                                                        110,128         17,003        8,427       135,558
 Fuel, at average cost                                                            13,272         21,002                     34,274
 Materials and supplies, at average cost                                          11,516         32,769                     44,285
 Prepayments                                                                      38,514          8,096          283        46,893
 Accumulated deferred federal income tax
  benefits, net                                                                   21,620                       1,784        23,404
     Total Current Assets                                                        204,148         83,514       12,868       300,530
Utility Plant, at Original Cost(A)
 Electric                                                                      3,278,048      1,921,970                  5,200,018
 Natural gas                                                                     548,186                                   548,186
 Common                                                                          155,218                                   155,218
                                                                               3,981,452      1,921,970                  5,903,422
 Less accumulated depreciation                                                 1,252,340        758,605                  2,010,945
     Net Utility Plant in Service                                              2,729,112      1,163,365                  3,892,477
 Construction work in progress                                                    45,250         12,832                     58,082
     Total Utility Plant                                                       2,774,362      1,176,197                  3,950,559
Other Property and Investments, Net                                               80,057         47,774      (31,884)       95,947
Investment in Subsidiaries                                       $1,778,948                               (1,778,948)

Regulatory and Other Assets
 Regulatory assets
  Unfunded future federal income taxes                                           267,711                                   267,711
  Environmental remediation costs                                                 84,600                                    84,600
  Unamortized debt expense                                                        78,862                                    78,862
  Demand-side management program costs                                            69,576                                    69,576
  Other                                                                          125,768                                   125,768
  Total regulatory assets                                                        626,517                                   626,517
 Other assets                                                                     14,237          8,034          (29)       22,242
     Total Regulatory and Other Assets                                           640,754          8,034          (29)      648,759
     Total Assets                                      -         $1,778,948   $3,699,321     $1,315,519  ($1,797,993)   $4,995,795
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NGE Resources, Inc.                                                                                                    EXHIBIT G-2
Unaudited Pro Forma Consolidated Balance Sheets
June 30, 1997
(Thousands)                                                       Pro Forma              Pro Forma Financial Statements
                                                  NGE HoldCo     Adjustments
                                                 Consolidated    NGE HoldCo                                            NGE HoldCo
                                                   Per Books      Corporate       NYSEG         GenSub      Other(B)   Consolidated
Liabilities
Current Liabilities
 Current portion of long-term debt(C)                                            $19,980         $7,915       $5,077       $32,972
 Commercial paper                                                                 28,727          9,073                     37,800
 Accounts payable and accrued liabilities                                         74,980         17,971         (486)       92,465
 Interest accrued                                                                 15,825          4,989                     20,814
 Taxes accrued                                                                    24,813         18,012                     42,825
 Other                                                                            52,539            497                     53,036
     Total Current Liabilities                                                   216,864         58,457        4,591       279,912
Regulatory and Other Liabilities
 Regulatory liabilities
  Deferred income taxes - unfunded future
   federal income taxes                                                          107,967                                   107,967
  Deferred income taxes                                                           88,280                                    88,280
  Other                                                                           78,535                                    78,535
  Total regulatory liabilities                                                   274,782                                   274,782
 Other liabilities
  Deferred income taxes(D)                                                       414,017        340,645         (213)      754,449
  Other postretirement benefits                                                  106,509                                   106,509
  Environmental remediation costs                                                 84,600                                    84,600
  Other                                                                           60,592                       9,943        70,535
  Total other liabilities                                                        665,718        340,645        9,730     1,016,093
 Long-term debt(C)                                                             1,120,208        356,374       10,038     1,486,620
     Total Liabilities                                                         2,277,572        755,476       24,359     3,057,407
Commitments
Preferred Stock Redeemable Solely
 at the Option of the Company                                                    134,440                                   134,440
Preferred Stock Subject to Mandatory
 Redemption Requirements                                                          25,000                                    25,000
Common Stock Equity(C)
 Common stock                                                      $462,250      323,191        139,059     (462,250)      462,250
 Capital in excess of par value                                     811,793      567,614        244,179     (811,793)      811,793
 Retained earnings                                                  544,470      411,069        176,805     (587,874)      544,470
 Treasury stock                                                     (39,565)                                               (39,565)
   Total Common Stock Equity                                      1,778,948    1,301,874        560,043   (1,861,917)    1,778,948

   Total Liabilities and Stockholders' Equity          -         $1,778,948   $3,738,886     $1,315,519  ($1,837,558)   $4,995,795

NGE Resources, Inc.                                                                                                    EXHIBIT G-2
Unaudited Pro Forma Consolidated Statements
  of Retained Earnings
June 30, 1997
(Thousands)                                                       Pro Forma              Pro Forma Financial Statements
                                                  NGE HoldCo     Adjustments
                                                 Consolidated    NGE HoldCo                                                NGE
                                                   Per Books      Corporate       NYSEG         GenSub        Other    NGE HoldCo

Balance, June 30, 1996                                             $482,189     $254,946       $253,473    ($508,419)     $482,189
Add net income (loss)                                               157,457      260,777        (76,668)    (174,631)      166,935
                                                                    639,646      515,723        176,805     (683,050)      649,124

Deduct dividends on capital stock
 Preferred                                                                         9,478                                     9,478
 Common                                                              97,803       97,803                     (97,803)       97,803
                                                                     97,803      107,281                     (97,803)      107,281

Add
 Discount on preferred stock redemption                                            2,627                                     2,627
 Discount on preferred stock redemption
  of subsidiary                                                       2,627                                   (2,627)


Balance, June 30, 1997                                 -           $544,470     $411,069       $176,805    ($587,874)     $544,470

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NGE Resources, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements
June 30, 1997

     The pro forma consolidated financial statements and the assumptions set forth below are for illustrative purposes only. The pro forma consolidated financial statements and assumptions should not be used to forecast future operating results or financial position. Actual operating results or financial position could differ materially from the pro forma financial statements.

Nature of the Transaction

     New York State Electric & Gas Corporation (the company) will reorganize into a holding company structure with GenSub, NYSEG (a regulated subsidiary) and NGE Enterprises, Inc. becoming wholly-owned subsidiaries of the parent company, NGE Resources, Inc.
For purposes of these pro forma consolidated financial statements, the balance sheets were prepared assuming the transaction was consummated on June 30, 1997 by transferring assets, liabilities and common stock equity from NYSEG to the GenSub. The common stock of NYSEG, GenSub and NGE Enterprises, Inc. was transferred to NGE Resources, Inc. Existing stockholders of NYSEG will become stockholders of NGE Resources, Inc. It was assumed that no cash consideration was received for these transactions. For purposes of the pro forma statements of income and retained earnings, it was assumed that the transaction occurred at July 1, 1996.

     Somerset Railroad Corporation, previously a wholly-owned subsidiary of the company, will become a wholly-owned subsidiary of GenSub. The GenSub will include all of the company's coal-fired generating stations and related assets and liabilities, and Somerset Railroad Corporation. Nuclear and hydro generation assets will remain with NYSEG, a regulated subsidiary. NGE Enterprises, Inc. remains as an unregulated subsidiary.


Consolidated Income Statement Assumptions

(A) Wholesale sales revenues represent actual revenues received. Except for borderline sales which remain with NYSEG, wholesale sales were assumed to have been made by GenSub. All remaining GenSub generation was assumed to be sold to NYSEG. Revenues on sales to NYSEG in 1996 and 1997 were calculated at the 1996 and 1997 New York State Department of Public Service schedule of Long Run Avoided Cost energy and capacity price, respectively.

(B) Assumes all energy lost and unaccounted for was absorbed by NYSEG.
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(C)  Operation and maintenance expenses include all amounts directly related to the operation (excluding fuel costs) and maintenance of coal-fired generation plus corporate administrative and general costs allocated in accordance with the company's cost allocation methodology.

     The cost allocation methodology provides for the assignment of authorized corporate services directly related to generation; for example, personal computer operation and maintenance costs and information service consulting costs. It also allocates costs which cannot be directly charged on a specific allocation method. For example, building service costs are allocated based on generation square footage utilization of several buildings. Health care costs, pensions and workers compensation costs which are employee dependent are allocated based on payroll. All other corporate administrative and general costs which cannot be allocated using a specific allocation method are allocated based on payroll.

(D) Interest charges were allocated based on the debt allocation.

(E) Other income and deductions were either allocated based on payroll or allocated based on net utility plant.

(F) Amounts represent normal consolidating eliminations and the operating results of NGE Enterprises, Inc., a wholly-owned subsidiary that holds stock of certain nonutility subsidiaries.


Consolidated Balance Sheet Assumptions

(A) Utility plant was transferred to GenSub at book value. The restructuring agreement provides that upon the transfer of the coal-fired generation assets to GenSub, a regulatory asset of NYSEG will be created for the difference between the book value of the coal-fired generation assets and the fair value determined in accordance with NYSEG's first mortgage indenture for purposes of obtaining the release of the coal-fired generation assets from the lien of the mortgage. That determination of fair value has not yet been made, but could result in material differences from the pro forma financial statements.

(B) Amounts in this column represent normal consolidating eliminations.

(C) Total common stock equity, long-term debt, current portion of long-term debt and commercial paper were allocated to GenSub based on net utility plant, less an adjustment for regulatory assets and liabilities which are retained on NYSEG's balance sheet.

(D)  Allocated to GenSub based upon the related assets.
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NGE Resources, Inc.
Accounting Entry to Record the Reorganization
June 30, 1997
(Thousands)

Subsidiary        Line Description             Debit      Credit

NGE HoldCo Corp.  Investment in
                  Subsidiaries               $1,778,948

NGE HoldCo Corp.  Treasury stock                $39,565

NGE HoldCo Corp.  Common stock                           $462,250

NGE HoldCo Corp.  Capital in excess of
                  par value                              $811,793

NGE HoldCo Corp.  Retained earnings                      $544,470


To record NGE HoldCo Corporate's investment in subsidiaries.